AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT

This Amendment (the “Amendment”) to Technology License Agreement, dated September 17, 2013 between Press Ventures, Inc. (“Licensee”), a Nevada corporation with offices at 542 Syndicate Ave South, Thunder Bay, Canada, P7E 1E7 and BioSafety Systems Sp. z o.o. (“Licensor”), a limited liability company organized under the laws of Poland with offices at Poland, oo-918 Warszawa, ul. Zlota 61 lok. 100 (each, a “Party” and together, the “Parties”), amends the Technology License Agreement between the Parties, dated August 19, 2013 (the “License Agreement”).

RECITALS

WHEREAS, the Parties have entered into the License Agreement whereby Licensor licensed certain intellectual property to the Licensee.

WHEREAS, the Parties desire to make certain changes to the terms of the License Agreement.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.
Proceeds from Sale.   The Parties agree that six percent (6%) of any gross proceeds from the sale of Patent No. US 7300 624 B2 (“Patent”) by Licensor shall be allocated to Licensor and the remainder shall be allocated to Licensee.  If Licensee proposes to consummate, in one transaction or a series of related transactions, a sale of the Patent, Licensor shall promptly execute and deliver all documentation and take such other action as necessary to facilitate the sale as shall be requested by Licensee.  Licensor shall promptly notify Licensee of the details of any inquiries or other communications which directly or indirectly relate to a possible change in ownership or control of the Patent (including a change of control of Licensor), and will provide Licensee with copies of any such written communications.

2.
Effect on Prior Agreement.  This Amendment shall be effective as of the date hereof.  Except as set forth in this Amendment, the License Agreement shall remain in full force and effect in accordance with its original terms and conditions.

3.
Governing Law.  This Amendment, and any question, dispute, or other matter related to or arising from this Amendment, will be governed by the laws of the State of Nevada, regardless of the principles of conflicts of laws.

4.	Counterparts. This Amendment may be signed in counterparts, each of which when taken together shall constitute one fully executed document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Press Ventures, Inc.

By:/s/Edward Denkiewicz
Name: Edward Denkiewicz
Title: Chief Executive Officer

BioSafety Systems Sp. z o.o.

By:/s/Edward Denkiewicz
Name: Edward Denkiewicz
Title: Sole Officer and Director